EXHIBIT 10.43 - ADDENDUM TO EMPLOYMENT AGREEMENT


         This Addendum (the "Addendum") is made effective as of the 12th day of December, 2001 and is intended to amend a certain Employment Agreement (the "Agreement") by and between Erie Indemnity Company and Jan R. Van Gorder effective as of December 16, 1997.

         WHEREAS, the Company has determined that it is in the best interest of the Company and its Shareholders to secure the continued employment of the Executive in accordance with the terms of the Agreement; and

         WHEREAS,  the  Board  of  Directors  of  the  Company  has   previously
considered and agreed to extend the term of the Agreement from its original term; and

         WHEREAS, the Board of Directors of the Company at its meeting of December 11, 2001 has again agreed to extend the term of the Agreement for a period of one (1) additional year as contained herein; and

         WHEREAS, the Executive is agreeable to the extension of the Agreement.

         NOW, THEREFORE, intending to be legally bound hereby, the parties agree as follows:

          1. Paragraph 1 of the Agreement with respect to the Term is hereby amended by extending the Term to expire on December 15, 2003.

          2. All other terms and conditions of the Agreement remain in full force and effect.



ATTEST:                                 ERIE INDEMNITY COMPANY


/s/  Stephen A. Milne                   By: /s/  F. William Hirt
     Stephen A. Milne                            F. William Hirt
     President & CEO                             Chairman of the Board


WITNESS:

/s/  Sheila M. Hirsch                       /s/  Jan R. Van Gorder
     Sheila M. Hirsch                            Jan R. Van Gorder
     Executive Secretary                         6796 Manchester Beach Road
                                                 Fairview, PA   16415

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